UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
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      14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                       American CareSource Holdings, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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

                       AMERICAN CARESOURCE HOLDINGS, INC.
                    5429 LYNDON B. JOHNSON FREEWAY, SUITE 700
                               DALLAS, TEXAS 75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2008

      The Annual Meeting of Stockholders (the "Annual Meeting") of American CareSource Holdings, Inc. ("American CareSource Holdings" or the "Company") will be held at the Company's executive offices at 5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas, on Tuesday, May 20, 2008, at 9:00 a.m., Central Time for the following purposes:

      1. to elect six members to the Board of Directors to serve for a term of one year and until their successors are duly elected and qualified;

      2. to ratify the selection of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2008; and

      3. to transact such other business as may properly come before the Annual Meeting and at any meeting following postponement or adjournment thereof.

      Holders of record of our common stock at the close of business on April 14, 2008 are entitled to notice of, and to vote at, the Annual Meeting and at any meeting following postponement or adjournment thereof.

      In addition to the proxy statement and proxy card, a copy of our 2007 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, is enclosed.

      It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing, signing and dating the enclosed proxy card and returning it to the Company. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the enclosed proxy statement.

                                           By Order of the Board of Directors,


                                           /s/ Steven J. Armond

                                           Steven J. Armond
                                           Chief Financial Officer and Secretary

Dallas, Texas
April 18, 2008

         YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED
                  PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

                                TABLE OF CONTENTS

PROXIES AND VOTING PROCEDURES.................................................2

PROPOSAL 1  -- ELECTION OF DIRECTORS..........................................4

GOVERNANCE OF THE COMPANY.....................................................6

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....................................7

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS..............................7

GOVERNANCE AND NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS................8

REPORT OF THE AUDIT COMMITTEE.................................................9

COMMUNICATIONS WITH THE BOARD OF DIRECTORS....................................10

DIRECTOR COMPENSATION.........................................................10

EXECUTIVES AND EXECUTIVE COMPENSATION.........................................11

SUMMARY COMPENSATION TABLE....................................................13

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END..................................14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................21

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................23

PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS............................26

ANNUAL REPORT TO STOCKHOLDERS.................................................27

HOUSEHOLDING OF ANNUAL MEETING MATERIALS......................................27

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING.............................28

OTHER MATTERS.................................................................28

                       AMERICAN CARESOURCE HOLDINGS, INC.
                    5429 LYNDON B. JOHNSON FREEWAY, SUITE 700
                               DALLAS, TEXAS 75240

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

      We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of American CareSource Holdings, Inc. ("American CareSource Holdings" or the "Company"), to be held on May 20, 2008, and at any meeting following postponement or adjournment of the Annual Meeting.

      You are cordially invited to attend the Annual Meeting, which will begin at 9:00 a.m., Central Time. The Annual Meeting will be held at the Company's executive offices at 5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas.

      We are first mailing this proxy statement and proxy card (including voting instructions) on or about April 18, 2008 to persons who were stockholders of record at the close of business on April 14, 2008, the record date for the Annual Meeting.

      Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to fiscal year 2008 refer to the 12-month period from January 1, 2008 through December 31, 2008. References in this proxy statement to fiscal year 2007 refer to the 12-month period from January 1, 2007 through December 31, 2007. References in this proxy statement to fiscal year 2006 refer to the 12-month period from January 1, 2006 through December 31, 2006.

                          PROXIES AND VOTING PROCEDURES

What Is the Purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will vote on the following:

o     the election of our Board of Directors;

o the ratification of the selection of McGladrey & Pullen, LLP as our independent auditors for our fiscal year ending December 31, 2008; and

o such other business as may properly come before the Annual Meeting and any meeting following the adjournment or postponement thereof.

Who Can Vote?

      You are entitled to notice of, and to vote at, the Annual Meeting all shares of common stock of American CareSource Holdings that you held as of the close of business on the record date, April 14, 2008. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

      As of the record date, April 14, 2008, there were 15,067,423 shares of common stock of American CareSource Holdings issued and outstanding.

      In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

Who Is the Record Holder?

      You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

      If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

How Do I Vote?

      Record Holders:

o By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it as soon as possible in the postage-paid envelope provided.

o By attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

      Stock Held by Brokers, Banks and Nominees:

o If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

o If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on April 14, 2008.

How Many Shares Must be Represented In Order to Transact Business at the Annual Meeting?

      A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting. We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

What is a Broker Non-Vote?

      A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

How Many Votes Are Required to Approve a Proposal?

      If a quorum is present, the affirmative vote of a plurality of votes cast is required to elect directors. Thus, a nominee for director may be elected even if the nominee receives less than a majority of the shares represented at the meeting. Proxies cannot be voted for a greater number of nominees than are named in this proxy statement. If a quorum is present, the affirmative vote of a majority of the votes cast is required to ratify the selection of our independent auditors.

How Will The Shares Represented By My Executed Proxy Card Be Voted?

      All shares entitled to vote and represented by properly completed proxy cards that are not revoked will be voted in accordance with the instructions provided on the proxy cards. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy card will be voted "FOR" the nominees for director and "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as our independent auditors for our fiscal year ending December 31, 2008.

How Are Abstentions and Broker Non-Votes Counted?

      Shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of the votes to elect directors or to ratify the appointment of McGladrey & Pullen, LLP as our independent auditors. However, shares subject to marked abstentions and broker non-votes will be considered as represented and as part of the quorum at the Annual Meeting.

How Can I Revoke My Proxy or Change My Vote?

      You can revoke your proxy prior to the close of voting at the Annual Meeting by either:

o Sending written notice of revocation to our Secretary at our executive offices;

o     Sending a signed proxy card bearing a later date to our Secretary; or

o If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the Inspectors of Election at the Annual Meeting or by voting in person.

Who Will Pay the Expenses of Proxy Distribution?

      We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. In accordance with the regulations of the United States Securities and Exchange Commission (the "SEC"), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our Board of Directors currently consists of six directors. At our Annual Meeting, six directors are to be elected.

      The six directors identified below have been nominated by the Board of Directors for election to a new one-year term. If elected, each nominee will continue in office until the next Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each nominee has indicated to the Company that he will serve if elected. We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board of Directors. Biographical information regarding each nominee follows. The age of each nominee is as of May 20, 2008, the date of our Annual Meeting.

      The following table identifies the directors nominated for election at the Annual Meeting.

       Name                      Age                  Position
       ----                      ---                  --------

Edward B. Berger                 79    Director, Executive Chairman of the Board

John W. Colloton                 77    Director (1)

Kenneth S. George                59    Director (2)

John N. Hatsopoulos              74    Director (3)

John Pappajohn                   80    Director

Derace L. Schaffer, MD           60    Director

----------
(1) Chairman of the Governance and Nominations Committee and member of the Audit Committee
(2)   Chairman of the Audit Committee and member of the Compensation Committee
(3) Chairman of the Compensation Committee and member of the Governance and Nominations Committee

      There are no familial relationships among our directors and/or executive officers.

Edward B. Berger, 79. Mr. Berger has served as a director of American CareSource Holdings since March 2006, as Non-Executive Chairman of the Board since March 30, 2007 and as Executive Chairman since April 16, 2007. For the past 25 years, Mr. Berger has been President of Berger Equities Inc., a real estate investment firm owned by Mr. Berger and his spouse. For the past two years, Mr. Berger has been the sole owner and member of A Plus Consulting LLC. Since 2006, Mr. Berger is a director of ConMed Healthcare Management, Inc., a public company providing correctional facility healthcare services, and chairman of its audit committee. Mr. Berger has extensive experience in the healthcare industry, having served as past President and CEO of Palo Verde Hospital, past President and member of the Board of Trustees of Kino Community Hospital, and past member of the Long Range Planning Committee of Tucson Medical Center, all in Tucson, Arizona. Until his resignation in November 2007, Mr. Berger was the Chief Executive Officer and sole director of CardSystems Solutions, Inc. ("CardSystems"), a privately-held credit card processing company. Mr. Berger became an independent director of CardSystems in June 2002. In 2006, CardSystems agreed to settle Federal Trade Commission charges that its failure to take appropriate security measures to protect consumer information was an unfair practice that violated federal law and caused security breaches, which resulted in fraudulent consumer credit card purchases. By way of settlement, CardSystems agreed to implement a comprehensive information security program and obtain audits by an independent third-party security professional every other year for 20 years. On May 11, 2006, the Board of Directors of CardSystems determined that it was in the best interests of its stockholders to liquidate its assets in a Chapter 11 bankruptcy. Upon the resignation of each member of the Board of Directors, at the request of certain stockholders of CardSystems, Mr. Berger became the sole director and Chief Executive Officer of CardSystems. On May 12, 2006, Mr. Berger caused CardSystems to file for bankruptcy protection under Chapter 11 of Title 11 of the U.S.

Bankruptcy Code. As its liquidating agent, Mr. Berger oversaw CardSystems' Chapter 11 bankruptcy and liquidation. With the liquidation of CardSystems nearing completion, Mr. Berger resigned as the Chief Executive Officer and sole director of CardSystems in November 2007. Mr. Berger received a Juris Doctorate from New York Law School and a Masters Degree in Education as well as a Bachelor of Arts Degree in History and English from the University of Arizona. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College and recently retired as Chairman of the MBA Advisory Council, Eller Graduate School of Management, at the University of Arizona.

John W. Colloton, 77. Mr. Colloton has served as one of our directors since 2004, is currently the Chairman of the Governance and Nominations Committee and is a member of the Audit Committee. He is a director Emeritus of the University of Iowa Hospitals and Clinics. Since 1974, Mr. Colloton has been a director of WellMark, Inc. (Iowa-South Dakota Blue Cross & Blue Shield) and currently serves as a member of its governance and compensation committees. Since August 2007, Mr. Colloton has served on the board of directors of ConMed Healthcare Management, Inc., a public company providing correctional healthcare services, and also serves on its audit and compensation committees. Mr. Colloton was a director of Allion, Inc., a public company, from 2004 to 2006. From 1989 to 2003, Mr. Colloton was a director of Baxter International Inc. and, from 1997 to 2002, was a director of Radiologix, Inc. From 1971 to 1993, Mr. Colloton was a director of the University of Iowa Hospitals and Clinics and, from 1993 to 2000, was Vice President of the University of Iowa for Statewide Health Services. Mr. Colloton received his Bachelor of Arts Degree in Business Administration from Loras College and holds a Masters Degree in Hospital Administration from the University of Iowa.

Kenneth S. George, 59. Mr. George became a director of American CareSource Holdings in January 2004. Mr. George serves as Chairman of the Company's Audit Committee and is a member of the Compensation Committee. He has served on the board of directors and audit committee of Access Plans USA, Inc., a public company, since June 2003. Mr. George served two terms as a State Representative in the Texas House of Representatives. Mr. George has been self-employed, managing his own investment activities, since 2001. From 1996 to 2001, he was General Partner of Riverside Acquisitions L.L.C. and was active in commercial real estate, financial and land transactions. From 1994 to 1995, Mr. George was Chairman and Chief Executive Officer of Ameristat, Inc., a private ambulance provider in the State of Texas. From 1988 to 1994, he was Chairman and Chief Executive Officer of EPIC Healthcare Group, an owner of 36 suburban/rural acute care hospitals with 15,000 employees and $1.4 billion in revenues. Mr. George has a Masters Degree in Business Administration from the University of Texas at Austin and a Bachelor of Arts Degree from Washington and Lee University.

John N. Hatsopoulos, 74. John N. Hatsopoulos has served as a director of American CareSource Holdings since December 2006. Mr. Hatsopoulos is Chairman of the Compensation Committee and is a member of the Governance and Nominations Committee. Since 1999, Mr. Hatsopoulos has been Chief Executive Officer and a director of American DG Energy, Inc., a public company providing products and services in support of on-site generation of electricity, heating and cooling at commercial, institutional and light industrial facilities. Mr. Hatsopoulos is Chief Executive Officer of Tecogen Inc., a manufacturer of cogeneration systems, since 1999. Mr. Hatsopoulos has served as a managing partner of Alexandros Partners LLC, a financial advisory firm, since 1999. Mr. Hatsopoulos also serves as a director of Antigenics Inc., a public biotechnology company, since 2007. He is the Chairman of the Board of Directors of Glenrose Instruments Inc., a public company engaged in radiological and environmental services, since 1999. Mr. Hatsopoulos is one of the founders of Thermo Electron Corporation (now Thermo Fisher Scientific Inc.) and the retired President and Vice Chairman of the Board of Directors of that company. He served on the Board of Directors of the American Stock Exchange from 1994 to 2000. He is also a member of the Board of Directors of TEI BioSciences Inc. since 1999, and a "Member of the Corporation" for Northeastern University. Mr. Hatsopoulos graduated from Athens College in Athens, Greece, in 1953. He holds a Bachelor of Science Degree in history and mathematics from Northeastern University, together with Honorary Doctorates in Business Administration from Boston College and Northeastern University.

John Pappajohn, 80. Mr. Pappajohn has been a director of American CareSource Holdings since November 2004. Since 1969, Mr. Pappajohn has been the President and sole owner of Pappajohn Capital Resources, a venture capital firm, and President and sole owner of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a director on the boards of the following public companies and also serves on each company's audit and compensation committees: Allion Healthcare, Inc., a provider of specialty pharmacy and disease management services to HIV/AIDS patients, since 1996; PharmAthene, Inc. (formerly Healthcare Acquisition Corp.), a biotechnology company, since 2007; Spectrascience, Inc., a manufacturer of spectrophotometry systems, since 2007; CareGuide, Inc. (formerly Patient Infosystems, Inc.), a provider of population health management services, since 1996; and ConMed Healthcare Management, Inc., a provider of correctional healthcare services, since 2005.

Derace L. Schaffer, M.D., 60. Dr. Schaffer has been a director of American CareSource Holdings since November 2004. Dr. Schaffer is the Chief Executive Officer of The Lan Group, a venture capital firm founded by Dr. Schaffer in 1990 and specializing in healthcare and high technology investments. Dr. Schaffer has served as a director of Allion Healthcare, Inc., a public company providing specialty pharmacy and disease management services to HIV/AIDS patients, since 1996 and currently serves on its audit and compensation committees. Dr. Schaffer is also a director of CareGuide, Inc. (formerly Patient Infosystems, Inc.), a public company providing population health management services, since 1996, and serves on its audit and compensation committees. He has served as chairman of several healthcare companies, including Radiologix, Inc. before it became a public company. He co-founded Allion Healthcare, Patient Infosystems, Inc. (now CareGuide, Inc.) and Radiologix, all of which are public companies. Dr. Schaffer served as Chief Executive Officer and Chairman of the Board of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer has served as a director on many healthcare boards of directors, including several health systems and more than ten healthcare services and technology companies. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a Clinical Professor of Radiology at Weill Cornell Medical College.

Director Independence

      We use the definition of "independence" set forth in Section 803 of the Company Guide of the American Stock Exchange LLC (the "AMEX"), as applicable and as may be modified or supplemented from time to time and the interpretations thereunder, to determine if the members of our Board of Directors are independent. In making this determination, our Board of Directors considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported in this proxy statement under the caption "Certain Relationships and Related Transactions." The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. As a result of this review, our Board affirmatively determined, based on its understanding of such relationships and transactions, that 50% of the members of our Board of Directors, namely John W. Colloton, John N. Hatsopoulos and Kenneth S. George, are independent directors.

        The Board of Directors unanimously recommends that you vote "FOR" the election of each nominee for director named above.

                            GOVERNANCE OF THE COMPANY

      Pursuant to the Delaware General Corporation Law and the Company's Bylaws, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. We currently have six members on our Board of Directors. All of our directors are standing for re-election. The Board of Directors of the Company has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee, each comprised of independent directors only.

      During fiscal year 2007, the Board of Directors held nine meetings, the Audit Committee held six meetings, the Compensation Committee held two meetings and the Governance and Nominations Committee held two meetings. The directors each attended more than 80% of the total number of meetings of the Board of Directors and the committees of which they were a member during fiscal year 2007.

      American CareSource Holdings has a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to all directors, officers and employees, which can be found at the Company's web site, www.anci-care.com. All of our directors, officers and employees are expected to be familiar with the Code of Conduct and to adhere to those principles and procedures set forth in the Code of Conduct that apply to them. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or the AMEX, on the Company's web site.

      The Company's Board of Directors has adopted Corporate Governance Guidelines and Charters for the Audit Committee, Compensation Committee, and Governance and Nominations Committee of the Board of Directors. These documents can be found at the Company's web site, www.anci-care.com.

      A stockholder can also obtain a printed copy of any of the materials referred to above by contacting the Company at the following address:

                       American CareSource Holdings, Inc.
                       5429 Lyndon B. Johnson Freeway
                       Suite 700
                       Dallas, TX 75240
                       Attn: Investor Relations
                       Telephone: 972.308.6830

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Board of Directors has an Audit Committee, which currently consists of Kenneth S. George, as Chairman, and John W. Colloton. The functions of the Audit Committee are described in its report, which is included in this proxy statement. Our Audit Committee makes regular reports to the full Board of Directors.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Board of Directors has a Compensation Committee, which currently consists of John N. Hatsopoulos, as Chairman, and Kenneth S. George. Our Compensation Committee makes regular reports to the full Board of Directors. No less frequently than annually, the Committee reviews its Charter to re-assess its adequacy and recommend any suggested changes to the Board for approval. Under its Charter, our Compensation Committee's responsibilities include:

o evaluation of the performance of our Chief Executive Officer and determination of his compensation based upon his performance;

o approval of the compensation of our executive officers and employment contracts for executive officers;

o administration of our equity-based compensation plans, recommendations to the full Board regarding our equity-based compensation plans, and review and approval of all grants and awards thereunder;

o review and approval of changes to our existing equity-based compensation plans, including recommendations to the full Board of changes that require stockholder approval; and

o review and approval of changes to our health and welfare plans that involve a material change in costs or benefit levels.

      The Compensation Committee is generally empowered to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. In furtherance of these goals, the Compensation Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs. The Compensation Committee consults with the Chief Executive Officer as it deems appropriate and may invite the Chief Executive Officer to attend meetings of the Compensation Committee, provided that he does not participate in any deliberations or decision-making by the Compensation Committee establishing goals and objectives for the Chief Executive Officer, evaluating the performance of the Chief Executive Officer or fixing the compensation or recommendation of equity grants for the Chief Executive Officer. The Compensation Committee considers individual and Company performance in determining salary and bonus levels consistent with a view to attracting and retaining qualified executives.

      Our Compensation Committee's Charter authorizes the Compensation Committee to delegate any of its responsibilities to one or more subcommittees as it deems appropriate. Each subcommittee must include one or more members of the Committee. Our Compensation Committee's Charter also authorizes the Compensation Committee to retain compensation consultants and other advisors to assist in its duties.

         GOVERNANCE AND NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS

      The Board of Directors has a Governance and Nominations Committee, which currently consists of John W. Colloton, as Chairman, and John N. Hatsopoulos.

      Our Board of Directors and Governance and Nominations Committee regularly evaluate the Company's approach to corporate governance in light of changing regulatory requirements and evolving best practices. The Governance and Nominations Committee reviews and reassesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to the entire Board for approval.

      Our Governance and Nominations Committee makes regular reports to the Board of Directors. The Committee, from time to time, reviews its Charter to re-assess its adequacy and recommends any suggested changes to the Board for approval. Under its Charter, our Governance and Nominations Committee's responsibilities with respect to Board and Committee membership, Board evaluation, and succession planning include:

o Selection of director nominees. The Governance and Nominations Committee recommends to the Board of Directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board. The Committee would consider candidates proposed by stockholders and will apply the same criteria and follow the same process in considering such candidates as it does when considering other candidates. The Committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders. Director recommendations by stockholders must be in writing, include a resume of the candidate's business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the Board and, if elected, would serve. Such recommendation must be sent to the Company's Secretary at the Company's executive offices. When it seeks nominees for directors, our Governance and Nominations Committee looks for candidates who it believes will contribute to the Board's operations and will represent the interests of the Company's stockholders. The Committee generally considers a number of criteria when it is identifying and selecting candidates, such as high character and integrity, freedom from conflicts of interest, willingness and ability to devote sufficient time to the affairs of the Company, diligence in fulfilling the responsibilities of a director and committee member, capacity and desire to represent the balanced best interests of the stockholders as a whole and not primarily of a special interest group or constituency, past accomplishments, expertise in areas important to the Company's success and ability to interact well with other members of the Board.

o Review of requisite skills and criteria for new board members and board composition. The Committee reviews with the entire Board of Directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the Board as a whole.

o Hiring of search firms to identify director nominees . The Committee has the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm's engagement, and cause the Company to pay the engaged search firm's engagement fee.

o Selection of committee members. The Committee recommends to the Board of Directors on an annual basis the directors to be appointed to each committee of the Board of Directors.

o Evaluation of the Board of Directors. The Committee will oversee an annual self-evaluation of the Board of Directors and its committees to determine whether it and its committees are functioning effectively.

o Succession of senior executives. The Committee will present an annual report to the Board of Directors on succession planning, including transitional Board leadership in the event of unplanned vacancies.

      Our Governance and Nominations Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

                          REPORT OF THE AUDIT COMMITTEE

      As described more fully in its Charter, the function of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management, not the Audit Committee nor the independent auditor, is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. McGladrey & Pullen, LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with U.S. generally accepted auditing standards.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee acts only in a board-level oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to U.S. generally accepted accounting principles.

      Each of the directors who serves on the Audit Committee is "independent" within the meaning of the listing standards contained in the Company Guide of the AMEX and Rule 10A-3(b) under the Securities Exchange Act of 1934. That is, the Board of Directors has determined that neither Kenneth S. George nor John W. Colloton has a relationship with the Company that may interfere with his independence from the Company and its management. The Board of Directors has designated Kenneth S. George as the "Audit Committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934. A copy of our Audit Committee Charter is available at the Company's web site, www.anci-care.com.

      In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2007, the Audit Committee:

o reviewed and discussed the audited financial statements with the Company's management and the independent auditors in separate sessions;

o discussed with McGladrey & Pullen, LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (as modified or supplemented), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T;

o received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented), as adopted by PCAOB in Rule 3600T, and discussed with McGladrey & Pullen, LLP the independence of McGladrey & Pullen, LLP; and

o had private sessions, at each of its meetings in person or telephonically, with the Company's independent auditors and, separately, with the Company's financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

      Management has reviewed the audited financial statements in the Annual Report on Form 10-K with the Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

      Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the American CareSource Holdings Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee
---------------
Kenneth S. George, Chairman
John W. Colloton

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Company encourages its stockholders to communicate with the Board of Directors. The Board of Directors does not believe a formal process for stockholders to send communications to the Board of Directors is necessary because all stockholder communications will be circulated to all members of the Board and the Board does not screen stockholder communications. All such communications should be directed to our President and Chief Executive Officer, David S. Boone, who, in turn, will circulate the communications to the members of the Board of Directors.

                              DIRECTOR COMPENSATION

      The following table sets forth the cash and non-cash compensation of our directors for the Company's fiscal year ended December 31, 2007. In the paragraph following the table and footnotes, we describe our standard compensation arrangement for service on the Board of Directors and Board committees. Although stock options have been granted to our board members, there were no stock awards made to our directors during the fiscal year ended December 31, 2007 nor any year prior thereto. Our former director and President and Chief Executive Officer, Wayne A. Schellhammer, was not separately compensated for his service as a director.

                                             Fees
                                            Earned
                                            or Paid      Option
                                            in Cash      Awards       Total
                     Name                     ($)        ($)(1)        ($)
   -------------------------------------------------------------------------
   Edward B. Berger (2)                     $150,000    $159,275    $309,275
   John W. Colloton                         $     --    $ 15,702    $ 15,702
   David A. George (former director) (3)    $     --    $     --    $     --
   Kenneth S. George                        $     --    $ 15,702    $ 15,702
   John N. Hatsopoulos                      $     --    $ 15,702    $ 15,702
   John Pappajohn                           $     --    $ 15,702    $ 15,702
   Derace L. Schaffer                       $     --    $ 15,702    $ 15,702

----------
(1) Represents the total compensation costs of stock options awarded in fiscal year 2007 for financial reporting purposes, as determined under FAS 123R. See the section titled "Stock-Based Compensation" in Note 1 to the Company's consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for the assumptions made in determining FAS 123R values. There can be no assurances that the FAS 123R amounts will ever be realized.

      At December 31, 2007, our Board members held options to purchase an aggregate of the following number of shares of common stock of the
      Company: Mr. Berger - 300,000 shares; Mr. Colloton - 71,233 shares; Mr. Kenneth George - 71,233 shares; Mr. Hatsopoulos - 65,000 shares; Mr. Pappajohn - 71,233 shares; and Dr. Schaffer - 71,233 shares. Our former director, Mr. David George, holds options to purchase 116,667 shares of common stock of the Company. The per-option FAS 123R grant date value had a range of $0.64 - $1.05 per share for options granted in fiscal year 2007.

(2) This amount consists of $130,000 paid to Mr. Berger's for his services as our Executive Chairman and a $20,000 cash bonus paid to Mr. Berger based upon his performance in fiscal year 2007.

(3) Due to his commitments to another company that required he devote a substantial amount of time to its affairs, David George determined not to stand for re-election to the Company's Board of Directors in 2007 and resigned immediately after the Company's 2007 annual meeting. Mr. George did not receive stock options in 2007 for his service as a director.

      Beginning March 26, 2008, members of the Board of Directors will receive a director's fee of $1,000 for each board meeting attended. In addition, the Chairman of the Audit Committee will receive an additional fee of $2,500. In addition, we reimburse all outside directors for travel and lodging expenses related to scheduled Board meetings.

      With the exception of our Executive Chairman, each of the directors elected at the Company's 2007 annual meeting received a grant of options to purchase 15,000 shares of the common stock of the Company at an exercise price of $1.82 per share, the market price of our common stock on May 24, 2007 (the grant date), and vesting monthly over three years.

      On March 30, 2007, Wayne Schellhammer, our former President and Chief Executive Officer, resigned from the position of Chairman of the Board and Edward B. Berger was subsequently appointed the Non-Executive Chairman of the Board of Directors. On April 16, 2007, the Company re-designated the position of Chairman from a non-executive position to an executive position. Mr. Berger's compensation as Executive Chairman of the Board is discussed under the heading "Executives and Executive Compensation."

                      EXECUTIVES AND EXECUTIVE COMPENSATION

Executive Officers

      Our executive officers are not appointed for fixed terms. The following are biographical summaries of our executive officers:

David S. Boone, 47. Mr. Boone has been the Company's President and Chief Executive Officer since September 2007. Mr. Boone formerly served as our Chief Financial Officer since June 2005 and Chief Operating Officer since December 2005. Prior to joining American CareSource Holdings, from 2001 through 2005, Mr. Boone was Senior Vice President of Finance for Belo Corporation, a public company owning television broadcasting and newspaper publishing operations and interactive media and cable news operations, and was responsible for managing treasury, planning and controller functions. He has previously held several other senior executive positions. Mr. Boone holds a Bachelor of Science degree in accountancy, with Distinction, from the University of Illinois and a Masters in Business Administration from the Harvard Graduate School of Business Administration. He is also a Certified Public Accountant.

Steven J. Armond, 39. Mr. Armond joined the Company in October 2007 as its Chief Financial Officer. From 2003 to 2007, Mr. Armond was the Chief Financial Officer of Data Return, LLC, a provider of enterprise-class strategic IT operations services. From 2000 until 2003, Mr. Armond was Vice President, Finance of the hosting division of the management services company divine, Inc. and was responsible for management of the division's financial, strategic vendor and key alliance relationships. From 1991 to 2000, Mr. Armond was a corporate manager with The Quaker Oats Company. Mr. Armond earned a Masters in Business Administration in Finance and Economics from the University of Chicago Graduate School of Business and his Bachelor of Science degree in accounting from Purdue University. Mr. Armond is a Certified Public Accountant.

Kurt Fullmer, 46. Mr. Fullmer has served as the Company's Vice President of Operations since September 2007. Mr. Fullmer formerly served as the Company's Vice President, Sales from September 2006. Mr. Fullmer has 24 years experience in the healthcare industry, including 18 years in managed care leadership. Most recently, Mr. Fullmer served as Chief Executive Officer of ClaimsPay Solutions, a provider of HIPAA compliant electronic payments and remittance advice for healthcare payers, from January 2006 through September 2006. Before joining ClaimsPay, Mr. Fullmer was Sr. Vice President, Network and Medical Management for MEGA Life & Health Insurance Company, starting at HealthMarket Insurance Agency, an affiliate of MEGA Life & Health, in January 2001 and maintaining positions there through December 2005, where he helped develop a consumer driven healthcare insurance plan. During that time, he also served as President of HealthMarket Insurance Agency, leading sales and providing broker/agent support. Mr. Fullmer has held key senior executive positions with OneComp Health System, CCN Managed Care, Intergroup Healthcare of Utah, and FHP of Utah, Inc. Mr. Fullmer graduated from Utah State University with a Bachelor of Arts Degree in Human Resource Administration & Industrial Relations, including minor studies in Chemistry and Economics. He received his Masters in Business Administration and Masters in Health Administration from the University of Utah.

Rost A. Ginevich, 44. Mr. Ginevich joined the Company in March 2008 in the newly created position of Chief Information Officer and will be primarily responsible for development and execution of the Company's information technology strategy. Mr. Ginevich has over 20 years of information technology experience. Before joining the Company, from 2007 to 2008, Mr. Ginevich served as a Director at West Monroe Partners, a full-service business and technology consulting firm. From 2006 to 2007, Mr. Ginevich was Chief Information Officer for Kitty Hawk, an AMEX-listed cargo transportation company. From 2002 to 2006, he was with IBM Business Consulting Services, where he managed business development and execution of large consulting engagements for clients in various industries. Mr. Ginevich earned a Bachelor of Science Degree in Computer Science and a Masters in Business Administration from Oklahoma State University. He has written extensively on topics related to information technology.

M. Cornelia Outten, 48. Ms. Outten joined the Company as Vice President of Network Development in February 2008. Prior to joining the Company, Ms. Outten served as Senior Vice President, Provider Networks for Interplan Health Group, a national healthcare management company. From 2002 to 2004, she was Executive Vice President and Chief Operating Officer of JBC Healthcare Partners, LLC, a regional PPO retiree medical program in San Diego, California. Ms. Outten has previously held several other healthcare management positions and brings nearly 25 years healthcare industry experience to the Company. She graduated from Salem College with a Bachelor of Arts Degree in Sociology and Economics and earned a Masters in Health Administration, with a concentration on Fiscal Management, from Tulane University.

Steven M. Phillips, 41. Mr. Phillips has been with American CareSource Holdings since January 2003, serving as Controller and Principal Accounting Officer since April 2004. From 2002 until joining American CareSource Holdings, Mr. Phillips acted as a consultant to Baylor Healthcare System with respect to accounting and financial systems integration for new acquisitions. From 2000 until 2002, he served as Controller of PopMail Network, an Internet and e-mail marketing company. He has previously held several other accounting and financial management positions. Mr. Phillips earned a Bachelor of Arts Degree from the University of Oklahoma and a Masters in Business Administration from Texas Christian University and is a licensed Certified Public Accountant.

                           SUMMARY COMPENSATION TABLE

      The following table and footnotes set forth information, for the fiscal years ended December 31, 2006 and December 31, 2007, concerning the annual and long-term compensation awarded to, earned by or paid to: (i) our former President and Chief Executive Officer, (ii) our current President and Chief Executive Officer, and (iii) the two most highly compensated executive officers, other than the principal executive officer, who received compensation in excess of $100,000 during the fiscal year ended December 31, 2007 and were serving as executive officers at December 31, 2007 (collectively referred to as the "Named Executive Officers" throughout this proxy statement). Although stock options were granted to our President and Chief Executive Officer, there were no stock awards granted to any Named Executive Officer during the fiscal years ended December 31, 2007 and December 31, 2006.


                                                                                            All Other
                                                                              Option       Compensation
 Name and Principal Position       Year    Salary ($)(1)   Bonus ($)(2)    Awards ($)(3)      ($)(4)        Total  ($)
 ---------------------------       ----    -------------   ------------    -------------   ------------     ----------
Wayne A. Schellhammer, Former      2007      $134,615      $  5,967(6)       $     --      $138,540(7)       $279,122
Director and President and
Chief Executive Officer(5)         2006      $250,000      $ 25,240(8)       $     --      $ 13,769(9)       $289,010
David S. Boone,                    2007      $253,135      $111,449(10)      $147,000      $    750          $512,334
President and Chief
Executive Officer                  2006      $217,500      $ 35,000(11)      $     --      $    726(12)      $253,226
Kurt Fullmer, Vice President       2007      $172,884      $ 19,229(13)      $     --      $ 10,542(14)      $202,655
of Operations
Maria Baker,                       2007      $128,129      $     --          $     --      $ 13,306(16)      $141,435
Former Vice President of
Marketing(15)                      2006      $109,721      $     --          $     --      $     --          $109,721

----------
(1) Includes amounts deferred pursuant to salary reduction arrangements under the Company's 401(k) Profit Sharing Plan.
(2) All bonus amounts paid during 2006 were approved by the Compensation Committee on June 15, 2006. Bonus amounts earned during 2007 were paid in March 2008, at the recommendation of the Compensation Committee and after approval by our Board of Directors on March 26, 2008.
(3) The amounts in the "Option Awards" column represent the total compensation costs of stock options awarded in fiscal year 2007 for financial reporting purposes, as determined under FAS 123R. See in Note 1 the section titled "Stock-Based Compensation" to the Company's consolidated financial statements set forth in the Annual Report on Form 10-K for the assumptions made in determining FAS 123R values. There can be no assurances that the FAS 123R amounts will ever be realized. The stock options awarded to Mr. Boone on September 23, 2007 to purchase 100,000 shares of common stock at an exercise price of $2.55 per share vest 1/36th per month over a three-year period and expire on the tenth anniversary date of the grant.
(4) The Company instituted a 401(k) plan in 2007. The terms of the plan included an initial participation incentive. The amounts in this column for 2007 include this incentive in the following amounts: $750 for Mr. Boone, $300 for Mr. Fullmer, and $1,000 for Ms. Baker. The incentive was awarded to all plan participants at the August 1, 2007 inception of the plan, and the amount awarded will vest on August 1, 2008 after one year of continuous participation in the plan.
(5) Mr. Schellhammer resigned his positions as director and President and Chief Executive Officer of the Company on July 12, 2007. Mr. Schellhammer was not separately compensated for his service as a director.
(6) This amount represents the cash payment to Mr. Schellhammer of the remaining portion of an allowance for reimbursement of moving expenses.
(7) The amount in this column represents payments made to Mr. Schellhammer pursuant to a Separation Agreement and General Release dated July 12, 2007, the terms of which are discussed below under the heading "Severance Agreements with Former Executive Officers."

(8) This was a non-cash bonus of the transfer to Mr. Schellhammer of a company car that he had been driving. The amount indicated is the fair market value of the vehicle at the date of transfer.
(9) Represents the tax gross up on the value of the vehicle transferred to Mr. Schellhammer.
(10) This amount consists of a cash bonus of $25,000 related to Mr. Boone's appointment to President and Chief Executive Officer of the Company on September 23, 2007 and a cash bonus of $86,449 for performance in fiscal year 2007 and paid in March 2008.
(11) Represents a cash bonus paid under Mr. Boone's employment contract dated May 1, 2005.
(12) Represents the statutory income from a company-provided life insurance policy.
(13) Represents a cash bonus for performance in fiscal year 2007 and paid in March 2008.
(14) This amount consists of a commission paid to Mr. Fullmer of $10,242 under his employment agreement as a result of performance in his previous role as Vice President of Sales and $300 contributed to Mr. Fullmer's 401(k) plan account by the Company.
(15) Ms. Baker's employment contract expired on January 31, 2008 and was not renewed by the Company. Her last day of employment with the Company was January 31, 2008. The terms of Ms. Baker's severance agreement are discussed below under the heading "Severance Agreements with Former Executive Officers."
(16) This amount consists of $12,306 paid to Ms. Baker as a travel allowance under her employment agreement and $1,000 contributed to Ms. Baker's 401(k) plan account by the Company.

Some of our executive officers may be entitled to receive certain benefits in the event of the termination of their employment or a change of control of the Company. These arrangements are described in more detail below under the heading "Compensation Arrangements."

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

      The following table sets forth certain information relating to equity awards for each Named Executive Officer outstanding on December 31, 2007. The table does not give effect to grants of options that occurred after December 31, 2007. For additional information with respect to these grants, see the section titled "Stock Option Plan" below.

                                           Option Awards
                                           -------------

                                                           Equity Incentive
                                                             Plan Awards:
                             Number of       Number of         Number of
                            Securities      Securities        Securities
                            Underlying      Underlying        Underlying
                            Unexercised     Unexercised       Unexercised       Option       Option
                            Options (#)     Options (#)        Unearned        Exercise    Expiration
Name                        Exercisable    Unexercisable      Options (#)      Price ($)      Date
----                        -----------    -------------      -----------      ---------      ----
Wayne A. Schellhammer(1)       367,766                -            -             $0.31      6/30/2008
                                31,241                -            -             $0.49      6/30/2008

David S. Boone                 159,951           19,995            -             $0.31      5/1/2015
                                16,869            5,624            -             $0.49      10/3/2015
                                 8,333           91,667            -             $2.55      9/24/2017

Kurt Fullmer                    17,500           52,500            -             $2.55      9/24/2016

Maria Baker(2)                  42,174           14,059            -             $0.31      5/1/2015

----------
(1) Mr. Schellhammer resigned his positions as director and President and Chief Executive Officer of the Company on July 12, 2007.

(2) Ms. Baker's employment contract expired on January 31, 2008 and was not renewed by the Company. Her last day of employment with the Company was January 31, 2008.

Stock Option Plan

General

      On January 17, 2005, the Board of Directors adopted the Company's 2005 Stock Option Plan (the "2005 Stock Option Plan"). At our 2007 annual meeting, the Company's stockholders approved an amendment and restatement of the 2005 Stock Option Plan. The 2005 Stock Option Plan was attached as Exhibit A to the amended proxy statement for the Company's 2007 annual meeting of stockholders, which was filed with the SEC on May 1, 2007.

      The purpose of the 2005 Stock Option Plan is to enable us to attract, retain, motivate and provide additional incentive to our directors, officers, employees, consultants and advisors, whose contributions are essential to our growth and success, by enabling them to participate in our long-term growth through ownership of our stock.

Summary of the 2005 Stock Option Plan

      The 2005 Stock Option Plan is administered by our Board of Directors. Our Board of Directors may delegate the administration of the 2005 Stock Option Plan to any committee, subcommittee or person charged with the administration of the Plan. For purposes of the following discussion, the term "Administrator" means the Board of Directors or the committee to whom it delegates its authority as provided above. The Administrator has the authority, subject to the terms of the 2005 Stock Option Plan, to determine the individuals to whom options will be granted, the times at which options will be granted and the terms and conditions of the options.

      Eligibility. Options may be granted to our directors, officers, employees, consultants, and advisors. Options intended to qualify as incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code, or any successor provision, may only be granted to key employees while actually employed by us. Non-employee directors, consultants and advisors are not entitled to receive ISOs under the 2005 Stock Option Plan, but may receive grants of non-qualified stock options.

      Option Price. The option price for ISOs generally will be 100% of the fair market value of the Company's common stock on the date the option is granted; however, if the participant in the 2005 Stock Option Plan owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company, the option price will be not less than 110% of the fair market value of the Company's common stock on the date of the grant. The fair market value of the Company's common stock first becoming subject to exercise as an incentive stock option by an optionee who is an employee during any given calendar year may not exceed $100,000. The option price for non-qualified stock options will be determined by the Administrator and may be less than, equal to or greater than the fair market value of the Company's common stock on the date of grant. Fair market value for purposes of the 2005 Stock Option Plan is the closing market price of the Company's common stock as reported on the market determined by the Board to be the primary market for the common stock on the date of grant (currently, the AMEX). In the event that the Company's common stock is not traded on a recognized market at the time of grant, the Administrator will determine fair market value.

      Duration of Options. Each stock option will terminate on the date fixed by the Administrator, which will not be more than ten years after the date of the grant. If the participant in the 2005 Stock Option Plan owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company, and an incentive stock option is granted to such participant, the option will terminate on the date fixed by the Administrator, which will not be more than five years after the date of grant.

      Vesting. Options become exercisable when they have vested. The Administrator will specify the relevant vesting provisions at the time of the grant.

      Exercise Period. The exercise period for options granted under the 2005 Stock Option Plan may not exceed 10 years from the date of grant.

      Payment. The Administrator will determine whether exercise of options will be settled in whole or in part in cash, common stock or other securities of the Company or other property.

      Shares That May Be Issued under the 2005 Stock Option Plan. A maximum of 3,249,329 shares of American CareSource Holdings' common stock, which number may be adjusted as described below, are available for issuance pursuant to the exercise of stock options granted under the 2005 Stock Option Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options. The number of shares available under the 2005 Stock Option Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

      Estimate of Benefits. As of April 14, 2008, options to purchase 2,041,556 shares of common stock have been granted and are outstanding under the 2005 Stock Option Plan. The strike price of the options ranges from $.31 to $5.60.

      Number of Options Outstanding. As of April 14, 2008, options to acquire 2,041,556 shares of common stock are outstanding to employees and directors of American CareSource Holdings. The following table sets forth information regarding the number of options outstanding and the exercise price of these options.

                                              Number of         Weighted Average
                                         Options Outstanding     Exercise Price
                                         -------------------     --------------
Options outstanding 12/31/2006                1,848,192                $0.90
Options granted 2007                            779,488                $2.38
Options granted 1/1/2008 to 4/14/2008           457,000                $3.05
Options exercised                              (583,308)               $0.32
Options cancelled                              (459,816)               $1.50
                                               --------                -----
Options outstanding 4/14/2008                 2,041,556                $1.98
                                              =========

                Number of Options
                  Outstanding at
                  April 14, 2008                Exercise Price
                  --------------                --------------
                      630,139                       Under $1.00
                      492,000                    $1.00  - $2.00
                      360,750                    $2.01  - $3.00
                      508,667                    $3.01  - $4.00
                       50,000                Greater than $4.00
                    ---------
                    2,041,556                             $1.98
                    =========

      Of the options outstanding at April 14, 2008, options to acquire an aggregate of 1,836,433 shares of common stock are fully vested. Options to acquire a total of 1,517,735 shares of common stock were granted on May 16, 2005, of which 146,143 vested immediately. On various dates from 2005 through 2007, options to acquire 766,599 shares of our common stock were granted to directors and are subject to vesting monthly over a period ranging from one to three years. Options to acquire an aggregate of 302,439 shares of our common stock have been granted to our President and Chief Executive Officer, David S. Boone as follows: 179,946 shares on May 1, 2005; 22,493 shares on November 3, 2005; and 100,000 shares on September 23, 2007, each grant vesting monthly over three years. Options to acquire 175,000 shares of our common stock were granted to our Chief Financial Officer, Steven J. Armond, on October 25, 2007 and vest monthly over three years. All other options granted under the 2005 Stock Option Plan on or before February 11, 2008 vest as to 25% of the option grant on the first anniversary of the grant and 25% on each subsequent anniversary. Options to acquire 135,000 shares of our common stock were granted to M. Cornelia Outten on February 12, 2008 and vest 25% on the first anniversary of the grant date and thereafter 1/36th per month over the following three years.

      On March 26, 2008, upon the recommendation of the Compensation Committee, the Board of Directors approved and authorized revised vesting schedules for all future stock option grants. Options to be granted under the 2005 Stock Option Plan to executive officers of the Company after the date of the Board's action shall vest as to 25% of the option grant on the first anniversary of the grant and thereafter the remaining option vests 1/36th per month over the following three years. Our executive officers awarded grants under this vesting schedule on March 26, 2008 are David S. Boone (135,000 shares), Steven J. Armond (75,000 shares), Kurt Fullmer (60,000 shares), and M. Cornelia Outten (45,000 shares). Options to be granted under the 2005 Stock Option Plan to employees and others who are not executive officers and not directors shall vest as to 25% of the option grant on the first anniversary of the grant and then 25% on each of the next three succeeding anniversary dates of the grant.

      Termination of and Amendments to the 2005 Stock Option Plan. The Board of Directors may amend the 2005 Stock Option Plan from time to time, except that no amendment will be made without stockholder approval if such approval is necessary to comply with applicable law. No options may be granted under the 2005 Stock Option Plan after 2015.

401(k) Profit Sharing Plan

      Since August 1, 2007, the Company offers a 401(k) Profit Sharing Plan to its employees. All full-time, permanent employees are eligible to participate in the 401(k) Profit Sharing Plan after 90 days of service. The Company made a one-time contribution, ranging from $100 to $1,000, to each participating employee's 401(k) account. These Company contributions vest one year after the date the contributions were made. As of December 31, 2007, the Company had not made any other contributions to the 401(k) Profit Sharing Plan. The Company's executive officers are eligible to participate in the 401(k) Profit Sharing Plan on the same basis as its other employees. Commencing in April 2008, the Company shall make matching contributions to the account of each participating employee equal to 50% of the first 4% of salary contributed by an employee to his or her 401(k) account during a plan year. The Company's matching contribution for 2008 shall be made based upon an employee's plan contributions since January 1, 2008.

Compensation Arrangements

Compensation of the Executive Chairman Edward B. Berger

      On April 16, 2007, the Board determined to compensate the Executive Chairman by payment of $15,000 for each month of service and a grant of options, on such date, to purchase up to 250,000 shares of the Company's common stock at an exercise price of $1.86 per share. Such options vest proportionately on a monthly basis over a period of twelve months commencing on June 8, 2007. This grant of options replaced the grant of options to purchase up to 100,000 shares of the Company's common stock awarded to Mr. Berger on March 30, 2007 in his capacity as Non-Executive Chairman, which were cancelled.

      On March 26, 2008, upon the recommendation of the Compensation Committee, the Board determined to compensate the Executive Chairman by payment of a salary of $120,000 per year, retroactive to February 1, 2008, and also approved the payment of a $20,000 cash bonus to the Executive Chairman for the year ended December 31, 2007.

Employment Agreements with Executive Officers: Potential Payments Upon Termination or Change of Control

      The Company is a party to an employment agreement dated May 1, 2005 with its President and Chief Executive Officer, David S. Boone. The employment agreement provides that, in the event that Mr. Boone is terminated without "cause" (as such term is defined under the employment agreement) or due to disability or if Mr. Boone terminates his employment for "good reason" (as such term is defined under the employment agreement), he shall be entitled to monthly payments equal to his then applicable monthly base salary, excluding bonus, for a period of six months following the termination of his employment. Additionally, the employment agreement provides that in the event of a "change of control" (as such term is defined under the employment agreement) of the Company, all options and other equity incentives then granted to Mr. Boone, if any, which are unvested at the date of the change of control shall immediately vest and be exercisable. In addition, in lieu of the six-months of severance payments otherwise applicable under the employment agreement, in the event of a change of control and related termination of Mr. Boone's employment, whether by the Company, with or without cause, or by Mr. Boone, with or without good reason, in each case within twelve months following the change of control, the Company will promptly pay to Mr. Boone, in addition to his base salary and bonus earned and unpaid through the date of termination of his employment, a lump sum payment equal to six months' of his then current base salary.

      The Company is a party to an employment agreement dated October 12, 2007 with its Chief Financial Officer, Steven J. Armond. The employment agreement provides that upon the termination of employment by Mr. Armond for "good reason" (as such term is defined under the employment agreement) or the termination of Mr. Armond's employment by the Company other than for "cause" (as such events are described in the employment agreement), Mr. Armond shall be entitled to monthly payments (or biweekly payments at the Company's discretion) equal to his then applicable monthly base salary for a period of six months after termination of his employment. Additionally, the employment agreement provides that in the event of a "change of control" (as such term is defined in the employment agreement) of the Company, all options and other equity incentives then granted to Mr. Armond, if any, which are unvested at the date of the change of control shall immediately vest and be exercisable. In addition, in lieu of the severance payments otherwise due to Mr. Armond upon the termination of his employment pursuant to the employment agreement, the Company shall pay Mr. Armond within one month following the change of control and the related termination of his employment, a lump sum equal to his annual base salary in effect at the time of the change of control, plus any pro rata bonus earned by Mr. Armond for the then current year.

      The Company is a party to an employment agreement dated September 1, 2006 with Kurt Fullmer, its Vice President of Operations, pursuant to which the Company has agreed that all stock options previously granted to Mr. Fullmer, which are unvested at the date of any sale of the Company, shall immediately vest and be exercisable.

      The Company is a party to an employment agreement dated March 6, 2008 with Rost Ginevich, its Chief Information Officer, pursuant to which the Company has agreed that in the event of a termination of Mr. Ginevich's employment due to a change of control of the Company, the Company shall, within 30 days thereafter, pay Mr. Ginevich a lump sum payment equal to three months' base salary in effect for Mr. Ginevich at the time his employment terminates plus any pro rata bonus earned by Mr. Ginevich for the then current year. In addition, during the three month period following the termination of his employment, Mr. Ginevich would continue to receive the same health benefits then in effect for the Company's employees.

2008 Management Bonus Program

      The Board of Directors of the Company has approved a management bonus program (the "Bonus Program") for our President and Chief Executive Officer, Chief Financial Officer, Vice President of Network Development, Vice President of Operations, Chief Information Officer and other key director level employees to be identified from time to time by the Chief Executive Officer. The Bonus Program is designed to provide for the payment to members of management of a bonus that is linked to the achievement of key corporate financial performance objectives and an executive's personal objectives, which are approved by the Board. The program's goal is to compensate members of management based on the achievement of specific annual goals that our Board believes correlate closely with growth of long-term stockholder value. The program is intended to reward members of management for building stockholder value by exceeding performance expectations. We believe the program will also promote appropriate feedback necessary for the development of our management team.

      The annual bonus process for our executives under the Bonus Program consists of five basic steps. At the beginning of the fiscal year, and based upon the recommendations of the Chief Executive Officer and Compensation Committee, the Board of Directors will approve: (1) a target bonus payout for each executive in the Bonus Program, (2) the financial achievement percentages and bonus modifiers that will be used to determine the component of the bonus based upon a comparison of the Company's financial performance for the fiscal year against the Board approved financial plan for the fiscal year, (3) the executives' personal objectives for the fiscal year, and (4) the weight or importance of the corporate financial performance objectives and the personal objectives. Lastly, after the end of the fiscal year, the Compensation Committee will measure the Company's actual financial performance and consider each executive's personal performance to determine the appropriate adjustment to the executive's target bonus. These five basic steps are explained as follows:

      (1) Determining the annual target bonus. Early in the fiscal year, the Board of Directors will approve a target bonus payout for each executive in the Bonus Program. The Board will consider all factors that it deems relevant to such determination, including, but not limited to, the recommendations of our Chief Executive Officer (except with respect to his own bonus), competitive market conditions, and the Board's assessment of the level of growth reflected in the Company's financial performance objectives. There is no required minimum bonus payout for any executive. Maximum bonus payouts for those executives at the director and Vice President level are 125% and 150% of base salary, respectively. The Chief Executive Officer and Vice President/Officers are not subject to a maximum bonus payout. All bonuses are paid in cash, except that the bonus of our Chief Executive Officer and any Vice President/Officer may also include an equity component.

      For fiscal year 2008, target bonus payouts range from 20% to 60% of base salary and consist of the following: 20% for Directors, 40% for Vice Presidents, 50% for Vice President/Officers, and 60% for the Chief Executive Officer. These annual target bonus levels may be modified based upon the terms of employment agreements with our executives, which have been approved by the Chief Executive Officer and Board of Directors, as applicable.

      (2) Determining the financial achievement percentages, bonus modifiers and corporate financial plan. Revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA") are two key financial measurements used in reviewing bonus payouts. Early in the fiscal year, the Board of Directors will review revenue and EBITDA performance objectives for the fiscal year and achievement percentages and bonus modifiers that will be used to evaluate the portion of the bonus applicable to each executive based upon the Company's financial performance. The Board will review and consider senior management's recommendations for financial achievement percentages, bonus modifiers and the fiscal year financial plan and discuss such recommendations with senior management before making final determinations.

      For fiscal year 2008, the financial achievement percentages range from less than 70% to greater than 135% of the fiscal year financial plan. Bonus modifiers range from 0 to 1.35 and, in the event of substantial out performance of corporate financial performance objectives, the program provides for Board discretion in determining the bonus modifier to be applied. The fiscal year 2008 financial achievement percentages and bonus modifiers are the following:

   ------------------------------------------------------------------------------------------------------------------
   % Achievement                   <70%   70-85%    85-95%    95-105%  105-115%   115-125%  125-135%        >135%
   ------------------------------------------------------------------------------------------------------------------
   Revenue vs. Financial Plan       0       .5        .75       1.0      1.15       1.25     1.35       Discretionary
   ------------------------------------------------------------------------------------------------------------------
   EBITDA vs. Financial Plan        0       .5        .75       1.0      1.15       1.25     1.35       Discretionary
   ------------------------------------------------------------------------------------------------------------------

      (3) Determining personal objectives. At the same time as steps 1 and 2, the Board of Directors also approves each executive's personal objectives for the fiscal year. Each executive's personal objectives will be agreed upon by the executive and approved by our Chief Executive Officer (except with respect to his own personal objectives). The personal objectives of our Chief Executive Officer are based upon the Board's discussions with him regarding the Company's objectives.

      (4) Determining weight of corporate financial performance objectives and personal objectives. The Board will also evaluate the weight or importance that will be placed on achievement of the two corporate financial performance objectives and the personal objectives. For fiscal year 2008, the weight placed on the achievement of the corporate financial performance objectives is 40% for revenue and 40% for EBITDA, while the weight for achievement of personal objectives is 20%. Each objective's weight is effectively multiplied by the applicable bonus modifier in order to determine the total achievement for that particular objective. The following table illustrates the weight or importance placed on each of the three key objectives as well as the impact that the bonus modifier has on the total bonus payout potential.

       ------------------------------------------------------------
       Measurement                  Weight      Modifier      Total
       ------------------------------------------------------------
       Revenue vs. Plan               40%         1.0          40%
       ------------------------------------------------------------
       EBITDA vs. Plan                40%         1.0          40%
       ------------------------------------------------------------
       Personal                       20%         1.0          20%
       ------------------------------------------------------------
       Total                         100%         1.0          100%
       ------------------------------------------------------------

      (5) Measuring performance. After the end of the fiscal year, the Compensation Committee will measure the Company's actual financial performance (using the predetermined financial achievement percentages) and assess each executive's personal performance against his or her personal objectives to determine the appropriate adjustment to the executive's target bonus. The

Committee will consider the executive's overall contribution to the Company's success and, in the case of executives other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. In determining the appropriate adjustment to target bonuses, the Compensation Committee will also consider other performance considerations related to unforeseen events occurring during the fiscal year. In appropriate circumstances, the Committee has discretion to award a bonus that is less than the amount determined by the procedures outlined above, including to award no bonus at all. The annual bonuses will be paid no later than February 27th of each year following final review and approval by the Compensation Committee.

Compensation Decisions Since the End of Fiscal Year 2007

      On March 26, 2008, the Board of Directors of the Company approved compensation for certain of our executive officers, in accordance with the recommendations of the Compensation Committee, consisting of 2008 base salary levels, cash bonuses for the year ended December 31, 2007, 2008 annual bonus target percentages, and awards of stock options to purchase shares of the Company's common stock. The annual base salary of our President and Chief Executive Officer, David S. Boone, was increased from $265,000 to $300,000. In addition, Mr. Boone received a cash bonus of $86,449 for the year ended December 31, 2007. The annual base salary of our Chief Financial Officer, Steven J. Armond, was increased from $180,000 to $205,000. Mr. Armond also received a cash bonus of $18,000 for the year ended December 31, 2007. The annual base salary of our Vice President of Operations, Kurt Fullmer, was increased from $200,000 to $205,000. Mr. Fullmer also received a cash bonus of $19,229 for the year ended December 31, 2007. The board determined that the maximum 2008 target bonus percentage for Mr. Boone is 60% of base salary and the maximum target bonus percentage for Messrs. Armond and Fullmer and Ms. Cornelia Outten, our Vice President of Network Development, is 50% of base salary. In addition, options to purchase 135,000, 75,000, 60,000 and 45,000 shares of the Company's common stock were granted to Messrs. Boone, Armond, Fullmer and Ms. Outten, respectively. The stock options were awarded pursuant to the terms of the Company's Amended and Restated 2005 Stock Option Plan, are exercisable at the closing price of the Company's common stock on March 26, 2008 (the grant date), and vest 25% on the first anniversary of the grant date and thereafter 1/36th per month over the following three years.

Severance Agreements with Former Executive Officers

      Wayne A. Schellhammer resigned as a director and President and Chief Executive Officer of the Company on July 12, 2007. Pursuant to a Separation Agreement and General Release (the "Separation Agreement"), Mr. Schellhammer is receiving a $250,000 severance payment, payable in twelve equal installments of $20,833.33, commencing July 2007, and also received $5,000 for relocation expenses. Mr. Schellhammer is also entitled to reimbursement of the amount by which his COBRA health and dental insurance premium payments exceed the then current premium rates offered to active employees of the Company until June 30, 2008, unless he earlier obtains health insurance from another employer. Mr. Schellhammer forfeited his unvested stock options and the expiration date for the vested portion of his stock options (539,007 shares) on June 30, 2007, the effective date of his separation, was extended until June 30, 2008. Subsequently, on various dates, Mr. Schellhammer exercised all of his stock options, at exercise prices of $0.31-$0.49 per share. The Separation Agreement restricts Mr. Schellhammer from selling more than 140,000 shares of the Company's common stock in any rolling three-month period until June 30, 2008.

      On January 4, 2008, the Company notified Maria L. Baker, formerly Vice President of Marketing, that her employment agreement, which was to expire on January 31, 2008, would not be renewed. Ms. Baker's last day of employment with the Company was January 31, 2008. The Company agreed that Ms. Baker's stock options would continue to vest through June 2008 and the expiration date for her stock options would be extended to January 31, 2009, in consideration for Ms. Baker's execution of a release in favor of the Company.

      On January 7, 2008, the Company notified Jennifer Boone, formerly Vice President of Network Development, that her employment agreement, which was to expire on January 31, 2008, would not be renewed. Ms. Boone's last day of employment with the Company was January 31, 2008. The Company has paid $20,291.67 to Ms. Boone as a severance payment. In addition, the Company agreed that Ms. Boone's stock options would continue to vest through June 2008 and the expiration date for her stock options would be extended to January 31, 2009, in consideration for Ms. Boone's execution of a release in favor of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions Involving the Wells Fargo Bank, N.A. Line of Credit

      In December 2004, American CareSource Holdings entered into a credit facility with Wells Fargo Bank, N.A. The Company's credit limit thereunder was increased several times, to a total of $5,000,000. Funds raised by the Company in a March 2006 private placement were used to re-pay the $3,650,000 balance of the Wells Fargo Bank, N.A. credit line. The line of credit expired on March 31, 2007 and was not renewed.

      Our directors, John Pappajohn and Dr. Derace L. Schaffer, provided their personal guarantees of the amounts borrowed by the Company under the Wells Fargo Bank, N.A. credit facility. In consideration for their personal guaranties, the Company issued warrants to Mr. Pappajohn and Dr. Schaffer to purchase 653,668 and 274,123 shares of the Company's common stock, respectively. These warrants have an exercise price of $.40 per share based on their fair value on January 27, 2005. In connection with an increase in the Wells Fargo Bank, N.A. credit line and an associated increase in the personal guarantees of Mr. Pappajohn and Dr. Schaffer, the Company issued warrants to Mr. Pappajohn and Dr. Schaffer to purchase 320,248 and 144,238 shares of the Company's common stock, respectively. These warrants have an exercise price of $0.49 per share based on their fair value on August 9, 2005.

Consulting Arrangement with Former Director, David A. George

      In or about December 2006, David A. George informed the Company that due to his commitments to another company that required he devote a substantial amount of time to its affairs, he would not stand for re-election to the Company's Board of Directors in 2007. Mr. George resigned as a director immediately after the Company's 2007 annual meeting. Nevertheless, the Company agreed to an arrangement with Mr. George pursuant to which he agreed to provide consulting services to the Company on a flexible but regular basis through 2007 and, as compensation for such consulting services, Mr. George was granted an option on December 12, 2006 to purchase 100,000 shares of the Company's common stock. The option vested proportionately on a monthly basis over a twelve-month period and was fully vested on December 31, 2007. The option has an exercise price of $1.90 per share and will expire on December 31, 2008. Mr. George did not receive stock options in 2007 for his service as a director. Mr. George has not provided any consulting services to the Company during 2008 to date and the Company does not expect it will request that he do so in the future.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and the persons who beneficially own more than ten percent of any class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us. During the last year, the Company undertook an extensive review of the Section 16(a) reports filed on behalf of each individual who served as a director or executive officer of the Company during the fiscal year ended December 31, 2007 to determine whether all of their reportable transactions in the Company's common stock were timely reported and to ensure proper reporting of all of their beneficial holdings. The review revealed a number of transactions that were not timely reported and, as these transactions were identified, the required reports were filed with the SEC. The Company has initiated new procedures to ensure improved compliance with Section 16(a) on an on-going basis.

      The following are the late reports filed since the beginning of the fiscal year ended December 31, 2007 under Section 16(a) and a description of the transactions reflected in these late reports as not reported on a timely basis during fiscal year 2007, or prior fiscal years, by the executive officers and directors identified therein: (a) Maria L. Baker, the Company's former Vice President of Marketing, did not file a Form 3 to report her February 1, 2007 appointment as an officer of the Company and her ownership at such time of 3,487 shares of common stock of the Company and options to purchase 56,233 shares of common stock of the Company, until June 28, 2007; (b) Jennifer Boone, the Company's former Vice President of Network Development, did not file a Form 3 to report her February 1, 2007 appointment as an officer of the Company and her ownership at such time of options to purchase 56,233 shares of common stock of the Company, until June 28, 2007; (c) David A. George, a former director of the

Company, did not file a Form 3 to report his May 23, 2006 appointment to the Board of Directors of the Company, until June 29, 2007. On June 28, 2007, Mr. George filed late a Form 4 to report options to purchase 50,000 shares of common stock of the Company granted to him on May 23, 2006 and options to purchase 100,000 shares of common stock of the Company granted to him on December 12, 2006; (d) Mr. Fullmer did not file a Form 3 to report his September 1, 2006 appointment as an officer of the Company, until June 28, 2007. Mr. Fullmer did not own any securities of the Company at the time of his appointment. Mr. Fullmer did not file a Form 4 to report options to purchase 70,000 shares of common stock of the Company granted to him on September 26, 2006, until June 28, 2007; (e) Mr. Boone did not file a Form 4 to report options to purchase 100,000 shares of common stock of the Company granted to him on September 23, 2007, until October 23, 2007; (f) Mr. Berger did not file a Form 3 to report his appointment to the Board of Directors of the Company on February 23, 2006 and his ownership of common stock of the Company at the time of his appointment, until June 28, 2007. On June 28, 2007, Mr. Berger filed late a Form 4 to report the following stock option grants: (i) options to purchase 50,000 shares of common stock of the Company granted to him on February 23, 2006; (ii) options to purchase 100,000 shares of common stock of the Company granted to him on March 30, 2007 and cancelled on April 16, 2007; and (iii) options to purchase 250,000 shares of common stock of the Company granted to him on April 16, 2007; (g) Kenneth S. George did not file a Form 4 to report options to purchase 15,000 shares of common stock of the Company granted to him on May 24, 2007, until June 28, 2007; (h) Mr. Pappajohn did not file a Form 4 to report options to purchase 15,000 shares of common stock of the Company granted to him on May 24, 2007, until June 28, 2007; (i) Mr. Colloton did not file a Form 4 to report options to purchase 15,000 shares of common stock of the Company granted to him on May 24, 2007. On March 26, 2008, a Form 5 was filed late to report this transaction; (j) Mr. Hatsopoulos did not file a Form 3 upon his appointment to the Board of Directors on December 12, 2006. Mr. Hatsopoulos did not own any securities of the Company on the date he became a director. Mr. Hatsopoulos also did not file a Form 4 to report options to purchase 15,000 shares of common stock of the Company granted to him on May 24, 2007. On March 26, 2008, a Form 5 was filed late to report these matters; (k) Dr. Schaffer did not file a Form 4 to report options to purchase 15,000 shares of common stock of the Company granted to him on May 24, 2007. On March 26, 2008, a Form 5 was filed late to report this transaction.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the shares of American CareSource Holdings' common stock as of April 14, 2008, (i) by each person American CareSource Holdings knows to be the beneficial owner of 5% or more of the outstanding shares of common stock of American CareSource Holdings, (ii) the Chief Executive Officer and each Named Executive Officer listed in the Summary Compensation Table above, (iii) each director and nominee for director of American CareSource Holdings and (iv) all executive officers and directors of American CareSource Holdings as a group. As of April 14, 2008, there were outstanding 15,067,423 shares of common stock, warrants to purchase 2,010,002 shares of common stock and stock options exercisable to purchase 1,156,299 shares of common stock. Unless otherwise noted, the business address of all the individuals and entities named in this table is c/o American CareSource Holdings, Inc., 5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas 75240.

                                                          Amount and Nature               Percentage of Common
 Name and Address of Beneficial Owner                 of Beneficial Ownership (1)              Stock Owned
 ------------------------------------                 ---------------------------              -----------
John Pappajohn (2)                                            5,200,110                           32.3%

Principal Life Insurance Company (3)                          1,891,065                           12.6%
711 High Street
Des Moines, Iowa 50392

Manchester Management Company LLC (4)                         1,065,970                            7.1%
535 Boylston Street, Suite 1101
Boston, Massachusetts  02116

Derace L. Schaffer (5)                                          984,537                            6.3%

Edward B. Berger (6)                                            382,249                            2.5%

Wayne Schellhammer (7)                                          259,007                            1.7%

David S. Boone (8)                                              226,348                            1.5%

Kenneth George (9)                                               61,232                            *

John N. Hatsopoulos (10)                                         29,998                            *

John W. Colloton (11)                                            54,983                            *

Kurt Fullmer (12)                                                17,500                            *

Maria Baker (13)                                                 59,720                            *

All Executive Officers and Directors as a
Group (12 persons)(14)                                        6,994,499                           38.4%

----------
*     Represents less than 1% of the shares outstanding

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, such that the number of shares beneficially owned is deemed to include shares of the Company's common stock as to which the beneficial owner has or shares either voting or investment power. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him or her. As provided by Rule 13d-3, each such person's percentage ownership is determined by assuming that the options, warrants or convertible securities that are held by such person and which are exercisable or convertible within 60 days of April 14, 2008, have been exercised or converted, as the case may be.

(2) Includes 4,164,962 shares of American CareSource Holdings' common stock beneficially owned by Mr. Pappajohn, of which 4,119,962 shares are owned by Mr. Pappajohn directly, 15,000 shares are owned by Halkis, Ltd. (an entity solely owned by Mr. Pappajohn), 15,000 shares are owned by Mr. Pappajohn's wife, and 15,000 shares are owned by Thebes, Ltd. (an entity solely owned by Mr. Pappajohn's wife). Mr. Pappajohn disclaims beneficial ownership of the shares owned by Mrs. Pappajohn and Thebes, Ltd. Also includes 653,668 shares of American CareSource Holdings' common stock issuable upon the exercise of a warrant exercisable any time before January 27, 2010, 320,248 shares of American CareSource Holdings' common stock issuable upon the exercise of a warrant exercisable any time before August 15, 2010, and 61,232 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008). Excludes an aggregate of 281,167 shares subject to a warrant assigned by Mr. Pappajohn to persons not affiliated with American CareSource Holdings, with respect to which he is not the beneficial owner.

(3) All information regarding Principal Life Insurance Company ("PLIC") is based on information disclosed in a Statement on Schedule 13G (the "Principal Life 13G") filed with the SEC on December 30, 2005. In the Principal Life 13G, PLIC indicates that it has shared voting and shared dispositive power with respect to all of its shares of American CareSource Holdings common stock with Principal Financial Group, Inc. ("PFG") and Principal Financial Services, Inc. ("PFS"). The Principal Life 13G further indicates that, by virtue of their ownership and control of PLIC, PFG and PFS, have ultimate voting and dispositive power with respect to the shares of American CareSource Holdings common stock held by PLIC and may be deemed indirect beneficial owners of all of the shares of American CareSource Holdings common stock held of record by PLIC within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended.

(4) All information regarding Manchester Management Company LLC ("Manchester") is based on information disclosed in an Amendment No. 1 to Statement on
      Schedule 13G (the "Manchester 13G") filed with the SEC on February 13, 2008. In the Manchester 13G, Manchester indicates that it has shared voting and shared dispositive power with respect to 965,970 shares of common stock of the Company with James E. Besser and Donald E. Besser and James E. Besser has sole voting and dispositive power with respect to 100,000 shares of common stock of the Company.

(5) Includes 274,123 shares of American CareSource Holdings' common stock issuable upon the exercise of a warrant exercisable any time before January 27, 2010 and 144,238 shares of American CareSource Holdings' common stock issuable upon the exercise of a warrant exercisable any time before August 15, 2010. Includes 61,232 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(6) Consists of 94,750 shares of American CareSource Holdings' common stock beneficially owned by Mr. Berger, of which 64,988 shares are owned by Mr. Berger directly and 29,762 shares are owned by Tucson Traditions LLC (an entity in which Mr. Berger has a 33-1/3% ownership interest), and 287,499 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(7) Mr. Schellhammer resigned his positions as director and President and Chief Executive Officer of the Company on July 12, 2007.

(8) Includes 222,786 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(9) Consists of 61,232 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(10) Consists of 29,998 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(11) Consists of 54,983 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(12) Consists of 17,500 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(13) Ms. Baker is the Company's former Vice President of Marketing. Her last day of employment with the Company was January 31, 2008. Includes 56,233 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

(14) Includes 1,392,277 shares of the Company's common stock issuable upon the exercise of warrants and 834,004 shares of the Company's common stock issuable upon the exercise of options (which are exercisable within 60 days of April 14, 2008).

      During the fiscal year ended December 31, 2007, the following directors and Named Executive Officers of American CareSource Holdings exercised stock options: on August 30, 2007, Wayne A. Schellhammer, the Company's former President and Chief Executive Officer, exercised options to purchase 140,000 shares of common stock of the Company.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

Appointment of Auditors for Fiscal Year 2008

      The Audit Committee has appointed McGladrey & Pullen, LLP as our independent auditors for fiscal year 2008. We are not required to have the stockholders ratify the selection of McGladrey & Pullen, LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen, LLP, but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of American CareSource Holdings and its stockholders. Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting, will not have an opportunity to make a statement and will not be available to respond to questions.

      McGladrey & Pullen, LLP was first engaged as our independent registered public accounting firm on January 1, 2004 and has audited our financial statements for fiscal years 2004 through 2007.

      The Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as our independent auditors for fiscal year 2008.

Principal Accountant Fees and Services

Relationship with Independent Auditors

      Audit services performed by McGladrey & Pullen, LLP for the fiscal years 2007 and 2006, respectively, consisted of the examination of American CareSource Holdings' financial statements, services related to filings with the SEC, audits, quarterly reviews and tax services.

Audit Fees

      For fiscal year 2007, the Company incurred $120,000 in aggregate audit fees from McGladrey & Pullen, LLP for professional services rendered in connection with: (i) the audit of American CareSource Holdings' annual financial statements for the year ended December 31, 2007; (ii) the review of American CareSource Holdings' quarterly financial statements for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and (iii) the review of reports filed with the SEC by American CareSource Holdings during the period reported. For fiscal year 2006, the Company incurred $97,000 in aggregate audit fees from McGladrey & Pullen, LLP for professional services rendered in connection with:
(i) the audit of American CareSource Holdings' annual financial statements for the year ended December 31, 2006; (ii) the review of American CareSource Holdings' quarterly financial statements for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and (iii) the review of reports filed with the SEC by American CareSource Holdings during the period reported.

Audit-Related Fees

      For fiscal year 2007, the Company incurred $7,000 in aggregate audit-related fees from McGladrey & Pullen, LLP. For fiscal year 2006, the Company incurred $48,165 in aggregate audit-related fees from McGladrey & Pullen, LLP. Audit-related fees consist of accounting consultations concerning financial accounting and reporting standards, and amounts related to private placements and filing of registration statements and amendments to registration statements with the SEC.

Tax Fees

      For fiscal 2007, the Company incurred no fees from McGladrey & Pullen, LLP or RSM McGladrey, Inc., an entity associated with McGladrey & Pullen, LLP, for professional services rendered related to the taxes of American CareSource Holdings for the year ended December 31, 2007, as compared to $5,705 for the year ended December 31, 2006. Tax fees consist of tax compliance, tax consultations and tax return preparation.

All Other Fees

      There were no other fees billed by McGladrey & Pullen, LLP or RSM McGladrey, Inc. for the fiscal years ended December 31, 2007 and 2006, respectively.

      The Audit Committee considers at least annually whether the provision of non-audit services by McGladrey & Pullen, LLP is compatible with maintaining auditor independence.

Pre-Approval of Audit and Permissible Non-Audit Services

      The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by McGladrey & Pullen, LLP to American CareSource Holdings for the fiscal years ended 2007 and 2006 were approved by the Audit Committee.

                          ANNUAL REPORT TO STOCKHOLDERS

      In addition to the proxy statement and proxy card, a copy of the 2007 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and which is not a part of the proxy soliciting material, is enclosed. The Annual Report on Form 10-K, which includes our audited financial statements, is being furnished to you without the exhibits thereto. Upon your request, we will provide you with a copy of the exhibits. You may under some circumstances be responsible for our reasonable expenses in furnishing such exhibits.

      You can write to our Secretary at 5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas 75240, or telephone us at 972-308-6830 for additional copies of the Company's Annual Report on Form 10-K, excluding the exhibits thereto, without charge. You can also access our Form 10-K and other periodic filings we make with the SEC from the SEC's EDGAR database at www.sec.gov.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

      Only one copy of our Annual Report and proxy materials is being mailed to stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and proxy materials to a stockholder at a shared address to which a single copy was delivered. Stockholders wishing to receive additional copies of either the Annual Report or the proxy materials for the 2008 Annual Meeting of Stockholders without charge or who share an address with another stockholder and are receiving multiple copies and would like to receive a single copy should call Investor Relations at (972) 398-6830 or write to Investor Relations at the Company at the Company's executive offices.

                STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

      Stockholders who wish to present proposals to be included in our proxy materials for the 2009 Annual Meeting of Stockholders must submit such proposals in proper form to our Secretary at American CareSource Holdings, Inc., 5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, TX 75240 by December 19, 2008. If a stockholder's proposal is not submitted for inclusion in the 2009 proxy materials, but instead the stockholder seeks to present the proposal directly at the 2009 Annual Meeting of Stockholders, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if we: (1) receive notice of the proposal before March 4, 2009 and advise stockholders in the 2009 proxy statement of the nature of the proposal and how we intend to vote on such matter or (2) do not receive notice of the proposal before March 4, 2009.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Company's 2008 Annual Meeting of Stockholders. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy card will vote and act with respect thereto, in what according to their judgment, is in the interests of American CareSource Holdings and its stockholders.

REVOCABLE PROXY

                       American CareSource Holdings, Inc.
                    5429 Lyndon B. Johnson Freeway, Suite 700
                                Dallas, TX 75240

                         ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday, May 20, 2008
                             9:00 a.m., Central Time

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints David S. Boone and Steven J. Armond, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of American CareSource Holdings, Inc. (the "Company") held of record by the undersigned on April 14, 2008, at the Annual Meeting of Stockholders to be held at the offices of the Company located at 5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas on Tuesday, May 20, 2008, at 9:00 a.m., Central Time or any meeting following the postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINATED DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE DECEMBER 31, 2008 FISCAL YEAR.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                  (Continued and to be signed on reverse side)

================================================================================================================================
PROXY

THIS PROXY  WILL BE VOTED AS DIRECTED.  IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED         Please mark
"FOR" THE ELECTION OF THE NOMINATED DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF         Your votes     |X|
MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE DECEMBER 31, 2008 FISCAL       like this
YEAR.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

1. To elect the following persons to the Board of                 2.  To ratify the selection by the  Company of
Directors of the Company for the term described in the            McGladrey & Pullen, LLP, independent public
proxy statement:                                                  accountants, to audit the financial statements of the
                                                                  Company for the fiscal year ending December 31, 2008.
Nominees:
                                                                   FOR                 AGAINST              ABSTAIN
(1) Edward B. Berger  (2) John W. Colloton  (3) Kenneth S.
George  (4) John N. Hatsopoulos  (5) John Pappajohn, and           |_|                  |_|                   |_|
(6) Derace L. Schaffer, MD

    FOR ALL            WITHHOLD         FOR ALL                   *To withhold authority to vote for any individual
NOMINEES ABOVE      AUTHORITY ALL       EXCEPT*                   nominee(s), mark "FOR ALL EXCEPT" and write the
                                                                  number(s) of the nominee on the line below.
      |_|                |_|              |_|

                                                                  _________________________________________________

                                                                  ----------------------------------------------
                                                                  To change the address on your account,  please
                                                                  check the box at the right and indicate your
                                                                  new address in the address space provided         |_|
                                                                  left.  Please note that changes to the
                                                                  registered name(s) on the account may not be
                                                                  submitted via this method.
                                                                  ----------------------------------------------


Signature of Stockholder _________________________       Signature of Stockholder ___________________________       Date:_______

Note:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.